Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of China Fruits Corp. on Form S-8 of our Annual Report for Diversified Financial Resources Corporation on Form 10-KSB for the year ended December 31, 2005, dated March 27, 2006, and for the use of our name under the heading "Experts"

/s/ Mendoza Berger & Company, LLP
Mendoza Berger & Company, LLP
Irvine, California
December 19, 2006